Exhibit 99.1

One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
Warren Ligan or Cindy Klimstra
Investor Relations
+1.408.576.7722
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
FLEXTRONICS ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2009
Singapore, April 29, 2009 — Flextronics (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2009 as follows:

	Three-Month Periods Ended		Twelve-Month Periods Ended
	March 31,	March 31,	March 31,	March 31,
(US$ in millions, except EPS)	2009	2008	2009	2008
Net sales	$5,583	$7,775	$30,949	$27,558
GAAP operating income	$(109)	$14	$277	$331
Adjusted operating income (1)	$51	$263	$811	$887
GAAP net loss	$(240)	$(93)	$(6,086)	$(639)
Adjusted net income (1)	$22	$215	$605	$745
GAAP EPS	$(0.30)	$(0.11)	$(7.41)	$(0.89)
Adjusted EPS (1)	$0.03	$0.26	$0.74	$1.02

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.
Fourth Quarter and Fiscal Year Results
Net sales for the fourth quarter ended March 31, 2009 were $5.6 billion compared to net sales for the fourth quarter ended March 31, 2008 of $7.8 billion. Adjusted operating income for the fourth quarter ended March 31, 2009 was $50.6 million with an adjusted operating margin of 0.9%, compared to adjusted operating income of $262.5 million and an adjusted operating margin of 3.4% one year ago. Adjusted net income for the fourth quarter ended March 31, 2009 was $21.7 million and adjusted EPS was $0.03, compared to $214.5 million and $0.26, respectively, for the year ago quarter.
Net sales for the fiscal year ended March 31, 2009 were $30.9 billion compared to net sales for the fiscal year ended March 31, 2008 of $27.6 billion. Adjusted operating income in fiscal year 2009 was $811.2 million with an adjusted operating margin of 2.6%, compared to adjusted operating income of $887.2 million and an adjusted operating margin of 3.2% one year ago. Adjusted net income in fiscal year 2009 was $605.0 million and adjusted EPS was $0.74, compared to $744.8 million and $1.02, respectively, for the previous fiscal year.

One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
On March 10, 2009, Flextronics announced restructuring plans intended to rationalize its global manufacturing capacity and infrastructure due to the current macroeconomic conditions. In connection with its restructuring plans, the Company expected to recognize between $220 million and $250 million in pre-tax restructuring charges, with total cash expenditures expected to be between $130 million and $150 million. During the fourth quarter ended March 31, 2009, Flextronics recognized $151 million of pre-tax restructuring charges comprised of $95 million of cash charges predominantly related to employee severance and benefits and $56 million of non-cash asset impairment charges. The Company does not anticipate any changes to its original plans or estimates and expects to complete its restructuring activities within the next six months.
Cash and cash equivalents totaled $1.8 billion at March 31, 2009. During the fourth quarter ended March 31, 2009, Flextronics generated $286 million of operating cash flow and $197 million of free cash flow (defined as net cash provided by operating activities, less purchases of property & equipment, net of dispositions). Also during the quarter ended March 31, 2009, Flextronics further strengthened its capital structure through a reduction of $200 million in borrowing under its $2.0 billion revolving credit facility, which as of March 31, 2009 had no outstanding borrowings.
“As a result of our disciplined focus, we improved our financial strength during this period of significant economic challenge by reducing costs, improving working capital and generating strong cash flow. Sequentially, we drove down adjusted SG&A expense by 13% and reduced inventory by more than $500 million. In addition, we successfully generated $197 million of free cash flow during the March quarter to further deleverage our balance sheet,” said Paul Read, chief financial officer of Flextronics.
“Our main focus remains on managing the controllable aspects of our business and positioning the Company for future growth and profitability,” said Mike McNamara, chief executive officer of Flextronics. “Top priorities are to control costs, improve internal efficiencies, reduce inventory levels, manage our working capital, generate strong cash flow and improve our capital structure. We are confident in our ability to adapt to economic headwinds while maintaining our scale and competitive advantages.”
Guidance
The Company’s guidance reflects the challenging demand environment and the benefits of the actions the Company has taken to reduce costs and restructure the business. For the first quarter ending July 3, 2009, revenue is expected to be in the range of $5.0 billion to $6.0 billion and adjusted EPS is expected to be in the range of $0.04 to $0.08 per share.
GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.15 per diluted share for estimated restructuring activities, quarterly intangible amortization, stock-based compensation expense and non-cash interest expense.
2004 Award Plan for New Employees
Separately and in the ordinary course of business, Flextronics granted 27,500 share bonus awards to new employees on March 2, 2009 from the 2004 Award Plan for New Employees. The share bonus awards vest over three years and unvested awards expire upon termination of employment.
Conference Calls and Web Casts
A conference call hosted by Flextronics’s management will be held today at 5:00 p.m. EST / 2:00 p.m. PST to discuss the Company’s financial results for the fourth quarter ended March 31, 2009.
The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site. A replay of the broadcast will remain available on the Company’s website afterwards.
Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2009 revenues of US$30.9 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
# # #
This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that future revenues and earnings may not be achieved as expected; the risks to our particular electronics and technology sector of economic instability and a slowdown in consumer spending, particularly given the current economic conditions; the effects of customer or supplier bankruptcies or insolvency; the effects that current credit and market conditions could have on the liquidity and financial condition of customers or suppliers, including any impact on their ability to meet contractual obligations to us on terms and conditions previously negotiated; the effects that the current macroeconomic environment could have on our liquidity and ability to access credit markets; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales and our reliance on strategic relationships with major customers; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, control costs and manage changes in our operations; the challenges of integrating acquired companies and assets; not obtaining anticipated new customer programs, or that if we do obtain them, that they may not contribute to our revenue or profitability as expected or at all; our ability to utilize available manufacturing capacity; the risk of future restructuring charges that could be material to our financial condition and results of operations; our ability to design and quickly introduce world-class components products that offer significant price and/or performance advantages over competitive products; the impact on our margins and profitability resulting from substantial investments and start-up and integration costs in our components, design and ODM businesses; production difficulties, especially with new products; changes in government regulations and tax laws, including any effects related to the expiration of tax holidays; not realizing expected returns from our retained interests in divested businesses; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; our dependence on the continued trend of outsourcing by OEMs; supply shortages of required electronic components; the challenges of international operations, including fluctuations in exchange rates beyond hedged boundaries leading to unexpected charges; our dependence on our key personnel; and our ability to comply with environmental laws. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K, 10-Q and 8-K that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
SCHEDULE I
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three-Month Periods Ended		Twelve-Month Periods Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
GAAP:
Net sales	$5,582,524	$7,775,352	$30,948,575	$27,558,135
Cost of sales	5,344,844	7,324,057	29,513,011	25,972,787
Restructuring charges	128,817	187,412	155,134	408,945

Gross profit	108,863	263,883	1,280,430	1,176,403

Selling, general and administrative expenses	195,825	246,304	979,060	807,029
Restructuring charges	21,753	3,770	24,651	38,743

Operating income (loss)	(108,715)	13,809	276,719	330,631

Goodwill impairment	—	—	5,949,977	—
Intangible amortization	27,696	60,873	135,872	112,317
Other expense, net	74,129	—	83,439	61,078
Interest and other expense, net	47,115	32,220	188,369	91,569

Income (loss) before income taxes	(257,655)	(79,284)	(6,080,938)	65,667

Provision for (benefit from) income taxes	(17,858)	13,560	5,209	705,037

Net income (loss)	$(239,797)	$(92,844)	$(6,086,147)	$(639,370)

EPS:
GAAP	$(0.30)	$(0.11)	$(7.41)	$(0.89)

Non-GAAP	$0.03	$0.26	$0.74	$1.02

Diluted shares used in computing GAAP per share amounts	809,608	835,162	820,955	720,523

Diluted shares used in computing non-GAAP per share amounts	809,742	839,638	822,545	727,392

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
SCHEDULE II
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, except per share amounts)
(unaudited)

		Three-Month Periods Ended				Twelve-Month Periods Ended
		March 31,	% of	March 31,	% of	March 31,	% of	March 31,	% of
		2009	Sales	2008	Sales	2009	Sales	2008	Sales
GAAP gross profit		$108,863	2.0%	$263,883	3.4%	$1,280,430	4.1%	$1,176,403	4.3%
Stock-based compensation expense		2,662		2,400		10,053		7,367
Distressed customer charges	(2)	(5,232)		—		189,464		—
Restructuring and other charges	(3)	128,817		217,786		176,639		438,681

Non-GAAP gross profit		$235,110	4.2%	$484,069	6.2%	$1,656,586	5.4%	$1,622,451	5.9%

GAAP SG&A expenses		$195,825	3.5%	$246,304	3.2%	$979,060	3.2%	$807,029	2.9%
Stock-based compensation expense		6,092		12,869		51,696		43,210
Distressed customer charges	(2)	5,232		—		73,254		—
Restructuring and other charges	(3)	—		11,913		8,700		28,576

Non-GAAP SG&A expenses		$184,501	3.3%	$221,522	2.8%	$845,410	2.7%	$735,243	2.7%

GAAP operating income (loss)		$(108,715)	-1.9%	$13,809	0.2%	$276,719	0.9%	$330,631	1.2%
Stock-based compensation expense		8,754		15,269		61,749		50,577
Distressed customer charges	(2)	—		—		262,718		—
Restructuring and other charges	(3)	150,570		233,469		209,990		506,000

Non-GAAP operating income		$50,609	0.9%	$262,547	3.4%	$811,176	2.6%	$887,208	3.2%

GAAP net income (loss)		$(239,797)	-4.3%	$(92,844)	-1.2%	$(6,086,147)	-19.7%	$(639,370)	-2.3%
Stock-based compensation expense		8,754		15,269		61,749		50,577
Distressed customer charges	(2)	—		—		272,718		—
Restructuring and other charges	(3)	150,570		233,215		213,668		514,224
Intangible amortization		27,696		61,478		135,872		117,359
Gain on repurchase of debt	(4)	—		—		(28,148)		—
Goodwill impairment	(5)	—		—		5,949,977		—
Other — impairments	(6)	74,129		—		101,587		61,078
Other	(7)	—		—		—		(9,309)
Adjustment for taxes	(8)	319		(2,587)		(16,260)		650,245

Non-GAAP net income (loss)		$21,671	0.4%	$214,531	2.8%	$605,016	2.0%	$744,804	2.7%

GAAP income taxes		$(17,858)	-0.3%	$13,560	0.2%	$5,209	0.0%	$705,037	2.6%
U.S. deferred tax asset impairment	(8)	—		—		—		(661,274)
Restructuring and integration charges	(8)	(2,657)		214		2,019		5,751
Intangible amortization	(8)	2,338		2,373		14,241		5,278

Non-GAAP income taxes		$(18,177)	-0.3%	$16,147	0.2%	$21,469	0.1%	$54,792	0.2%

EPS:
GAAP		$(0.30)		$(0.11)		$(7.41)		$(0.89)

Non-GAAP		$0.03		$0.26		$0.74		$1.02

See the accompanying notes on Schedule IV attached to this press release.

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
SCHEDULE III
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2009	March 31, 2008
ASSETS

Current Assets:
Cash and cash equivalents	$1,821,886	$1,719,948
Accounts receivable, net	2,316,939	3,550,942
Inventories	2,996,785	4,118,550
Other current assets	799,396	923,497

	7,935,006	10,312,937

Property and equipment, net	2,333,781	2,465,656
Goodwill and other intangibles, net	291,491	5,876,741
Other assets	757,202	869,581

	$11,317,480	$19,524,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$19,358	$28,591
Zero Coupon Convertible Junior Subordinated Notes due 2009	195,000	—
Accounts payable	4,049,534	5,311,337
Other current liabilities	2,150,834	2,061,087

Total current liabilities	6,414,726	7,401,015

Long-term debt, net of current portion:
Acquisition Term Loan due 2012 and 2014	1,692,024	1,709,256
6 1/2% Senior Subordinated Notes due 2013	399,622	399,622
6 1/4% Senior Subordinated Notes due 2014	402,090	402,090
1% Convertible Subordinated Notes due 2010	239,993	500,000
Zero Coupon Convertible Junior Subordinated Notes due 2009	—	195,000
Other long-term debt and capital lease obligations	21,553	182,369
Other liabilities	313,321	571,119

Total shareholders’ equity	1,834,151	8,164,444

	$11,317,480	$19,524,915

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
SCHEDULE IV
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(1)	To supplement Flextronics’ unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude, among other items, stock-based compensation expense, restructuring charges, intangible amortization, gains or losses on divestitures, financially distressed customer charges, goodwill impairment charges and certain other items. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested share bonus awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact the application of SFAS 123R has on its operating results.
Restructuring charges include severance, impairment, lease termination, exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s acquisition and restructuring activities, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.
Distressed customer charges are comprised of additional provisions for doubtful accounts receivable, inventory and related obligations for customers that are experiencing significant financial difficulties. These costs are excluded by the Company’s management in assessing its current operating performance and forecasting its earnings trends, and accordingly, are excluded by the Company from its non-GAAP measures.

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Goodwill impairment consists of non-cash charges that primarily resulted from the Company’s net book value exceeding its market capitalization due to the weak macroeconomic environment and resulting adverse equity market conditions. These charges are non-recurring in nature and do not impact the Company’s normal business operations, liquidity or availability under its credit facilities. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Other charges or gains consist of various other types of items that are not directly related to ongoing or core business results, such as integration costs associated with restructuring activities undertaken in connection with various business acquisitions, impairment charges associated with non-core investments and notes receivable, gains on the extinguishment of debt, executive separation costs and cumulative foreign exchange adjustments to the cost basis of international entities that have been divested or liquidated. We exclude these items because they are not related to the Company’s ongoing operational performance or do not affect core operations. Excluding these amounts provide investors with a basis to compare Company performance against the performance of other companies without this variability.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income.
(2)	During the three and twelve-month periods ended March 31, 2009, the Company recognized charges primarily for provisions for doubtful accounts receivable, the write-down of inventory and recognition of associated contractual obligations associated with certain customers that are currently experiencing significant financial and liquidity difficulties. During the fourth fiscal quarter of 2009, the Company revised its initial estimates between charges associated with the write-off of inventory and provisions for doubtful accounts receivable with no net operating income impact. During the twelve-month period ended March 31, 2009, the Company also recognized charges for the write-down of an investment in one of these customers, which is included in other expense, net for the same period.

(3)	During the three and twelve -month periods ended March 31, 2009, the Company recognized restructuring charges as a result of deteriorating macroeconomic conditions. The global economic crisis and related decline in the Company’s customers’ products across all of the industries it serves, has caused the Company’s OEM customers to reduce their manufacturing and supply chain outsourcing and has negatively impacted the Company’s capacity utilization levels. The Company’s restructuring activities, which include employee severance, costs related to owned and leased facilities and equipment that is no longer in use and is to be disposed of, and other costs associated with the exit of certain contractual arrangements due to facility closures, are intended to improve its operational efficiencies by reducing excess workforce and capacity. In addition to the cost reductions, these activities will result in further shift of manufacturing capacity to locations with higher efficiencies and, in most instances, lower costs.

During the three and twelve -month periods ended March 31, 2008, the Company recognized charges primarily relating to restructuring and integration activities initiated by the Company in an effort to consolidate and integrate the Company’s global capacity and infrastructure as a result of its acquisition of Solectron Corporation. These activities, which included closing, consolidating and relocating certain manufacturing and administrative operations, elimination of redundant assets and reducing excess workforce and capacity, were intended to optimize the company’s operational efficiency post acquisition.

(4)	During December 2008, the Company paid approximately $226.2 million to purchase an aggregate principal amount of $260.0 million of its outstanding 1% Convertible Subordinated Notes due August 1, 2010. The Company recognized a gain on the partial extinguishment of the notes for the twelve-month period ended December 31, 2008, which is net of approximately $5.7 million for estimated transaction costs and the write-off of related debt issuance costs.

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One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
(5)	During December 2008, the Company recorded an impairment charge to write-off the carrying value of its recorded goodwill. The impairment charge was primarily driven by the weak macroeconomic environment and resulting adverse equity market conditions that created a decrease in market multiples as well as a decline in the Company’s own market capitalization. This non-cash charge does not impact the Company’s normal business operations, liquidity or availability under its credit facilities.

(6)	During the three and twelve-month periods ended March 31, 2009, the Company impaired its carrying value in certain notes receivable due to a reduction in estimated recoverability. During the twelve-month period ended March 31, 2009, the Company also recognized non-cash other-than-temporary impairment charges on certain of its non-core investments primarily resulting from the recent macro-economic environment.

During the twelve-month period ended March 31, 2008, the Company recognized other-than-temporary impairment and related charges on certain of its non-core investments, primarily resulting from a divestiture of a certain investment for which the Company received approximately $57.4 million in cash proceeds during the quarter ended March 31, 2008.

(7)	During the twelve-month period ended March 31, 2008, the Company recognized net foreign exchange gains in connection with the divestiture of a certain international entity.

(8)	The Company recognized non-cash tax expense of $661.3 million during the twelve-month period ended March 31, 2008 principally resulting from the Company’s re-evaluation of previously recorded deferred tax assets in the United States, which were primarily comprised of tax loss carry forwards, and the determination that the likelihood that certain deferred tax assets will be realized decreased because the Company expected future projected taxable income in the United States will be lower as a result of increased interest expense resulting from the term loan entered into as part of the acquisition of Solectron. During the three and twelve-month periods ended March 31, 2009 and 2008, the Company also recognized tax benefits related to its restructuring and other activities, and amortization of intangible assets.

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